Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-33103) on Form S-8 of Park Bancorp, Inc. of our report dated February 22, 2004 appearing in this Annual Report on Form 10-K of Park Bancorp, Inc. for the year ended December 31, 2004.

/S/ CROWE CHIZEK AND COMPANY LLC

Oak Brook, Illinois

March 30, 2005